Exhibit 8.1

April 28, 2014

RAIT Financial Trust

c/o RAIT Partnership, L.P.

2929 Arch Street – 17th Floor

Philadelphia, PA 19104

Ladies and Gentlemen:

We have acted as counsel to RAIT Financial Trust (“RAIT”), with respect to certain legal matters in connection with the preparation of the Registration Statement on Form S-3 (such Registration Statement, as amended on the effective date thereof being referred to herein as the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof and to which this opinion is an exhibit. The Registration Statement relates to the offering for resale of up to 10,144,958 of the RAIT’s common shares of beneficial interest (the “Shares”) for the accounts of the selling shareholders identified in the Registration Statement. You have requested our opinion regarding certain U.S. federal income tax matters.

RAIT conducts its operations through Taberna Realty Finance Trust, a Maryland real estate investment trust (“Taberna”), RAIT Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and Independence Realty Trust, Inc., a Maryland corporation (“IRT”), which collectively own all of RAIT’s assets.

RAIT owns all of the common shares of beneficial interest and over 80% of the preferred shares of beneficial interest of Taberna. RAIT owns over 39% of the common stock of IRT. The sole general partner of the Operating Partnership is RAIT General, Inc. (the “General Partner”), and the sole limited partner of the Operating Partnership is RAIT Limited, Inc. (the “Limited Partner”). RAIT owns all of the stock of each of those corporations. As of the date hereof, Taberna, IRT and the Operating Partnership had interests in a portfolio of loans (the “Loans”) and in real properties (such interest in real properties being held in certain cases through direct ownership, and in other cases through an interest in the pass-through entities that own the properties) (the “Equity Interests”).

Taberna, IRT and the Operating Partnership control certain assets through ownership of partnership interests, membership interests and stock ownership. The partnerships and limited liability companies owned by Taberna or the Operating Partnership are listed on Schedule I and are collectively referred to as the “Taberna/OP Partnerships.” The corporations owned by Taberna or the Operating Partnership are listed on Schedule I and are collectively referred to as the “Taberna/OP Corporations.” The partnerships and limited liability companies owned by IRT are listed on Schedule II and are collectively referred to as the “IRT Partnerships.” The corporations owned by IRT are listed on Schedule II and are collectively referred to as the “IRT Corporations.”

In connection with the opinions rendered below, we have examined the following:

1)	RAIT Amended and Restated Declaration of Trust, including Articles Supplementary (collectively, the “Declaration of Trust”), and bylaws (“Bylaws”), as amended through the date hereof;

2)	Taberna Declaration of Trust, including Articles Supplementary and Bylaws as amended through the date hereof;

3)	IRT Articles of Amendment and Restatement and Bylaws as amended through the date hereof;

4)	the Registration Statement and the documents incorporated by reference therein;

5)	the organizational documents of each of the Taberna/OP Partnerships, the IRT Partnerships, the Taberna/OP Corporations and the IRT Corporations;

6)	documents evidencing the Loans;

7)	documents evidencing the Equity Interests;

8)	such other documents as we have deemed necessary or appropriate for purposes of this opinion.

In connection with the opinions rendered below, we have assumed generally that:

1. Each of the documents referred to above has been duly authorized, executed and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended.

2. During the taxable years ended December 31, 1998 through December 31, 2013 and subsequent taxable years, RAIT has operated and will continue to operate in such a manner that makes and will continue to make the representations contained in the certificate, dated the date hereof and executed by duly appointed officers of RAIT (the “RAIT Officer’s Certificate”), true for such years.

3. During the taxable years ended December 31, 2005 through December 31, 2013 and subsequent taxable years, Taberna, the Taberna/OP Partnerships and the Taberna/OP Corporations have operated and will continue to operate in such a manner that makes and will continue to make the representations contained in the certificate, dated the date hereof and executed by duly appointed officers of Taberna (the “Taberna Officer’s Certificate”), true for such years.

4. During the taxable years ended December 31, 2011 through December 31, 2013 and subsequent taxable years, IRT, the IRT Partnerships and the IRT Corporations have operated and will continue to operate in such a manner that makes and will continue to make the representations contained in the certificate, dated the date hereof and executed by duly appointed officers of IRT (the “IRT Officer’s Certificate” and together with the RAIT Officer’s Certificate and the Taberna Officer’s Certificate, the “Officers’ Certificates”), true for such years.

5. Neither RAIT, Taberna, IRT nor the Operating Partnership will make any amendments to their organizational documents after the date of this opinion that would affect RAIT’s, IRT’s or Taberna’s qualifications as real estate investment trusts (each a “REIT”) for any taxable year.

6. No action will be taken by RAIT, Taberna, IRT, the Taberna/OP Partnerships, the Taberna/OP Corporations, the IRT Partnerships or the IRT Corporations after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.

In connection with the opinions rendered below, we also have relied as to factual matters only upon the correctness of the representations contained in the Officers’ Certificates. We are not aware of any facts inconsistent with the statements in the Officers’ Certificates. Where such factual representations contained in the Officers’ Certificates involve the terms defined in the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations thereunder (the “Regulations”), published rulings of the Internal Revenue Service (the “Service”), or other relevant authority, we have explained such terms to RAIT’s, IRT’s and Taberna’s representatives and are satisfied that such representatives understand the terms and are capable of making such factual representations. Based solely on the documents and assumptions set forth above, the representations set forth in the Officers’ Certificates, and without further investigation, we are of the opinion that:

(a)	RAIT qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code for its taxable years ended December 31, 1998 through December 31, 2013, and RAIT’s organization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 2014, and in the future;

(b)	Taberna qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code for its taxable years ended December 31, 2005 through December 31, 2013, and Taberna’s organization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 2014, and in the future;

(c)	IRT qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code for its taxable years ended December 31, 2011 through December 31, 2013, and IRT’s organization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 2014, and in the future; and

(d)	the description of the law and the legal conclusions contained in Exhibit 99.1 of RAIT’s Form 10-K for the year ended December 31, 2013 captioned “Material U.S. Federal Income Tax Considerations,” incorporated by reference into the Registration Statement, are correct in all material respects, and the discussion thereunder fairly summarizes the federal income tax considerations that are likely to be material to a holder of the Shares.

The opinions set forth above represent our conclusion based upon the documents, facts and representations referred to above. Any material amendments to such documents, changes in any significant facts or inaccuracy of such representations could affect the opinions referred to herein. We will not review on a continuing basis RAIT’s, Taberna’s, IRT’s nor the Operating Partnership’s compliance with the documents or assumptions set forth above, or the representations set forth in the Officers’ Certificates. Accordingly, no assurance can be given that the actual results of RAIT’s, Taberna’s, IRT’s or Operating Partnership’s operations for its 2014 and subsequent taxable years will satisfy the requirements for qualification and taxation as a REIT. Although we have made such inquiries and performed such investigations as we have deemed necessary for purposes of rendering this opinion, we have not undertaken an independent investigation of all of the facts referred to in this letter and the Officers’ Certificates.

The foregoing opinions are based on current provisions of the Code and the Regulations, published administrative interpretations thereof, and published court decisions. The Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent RAIT, Taberna or IRT from qualifying as a REIT.

The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption “Legal Matters.” In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act, or the rules and regulations promulgated thereunder by the SEC.

Very truly yours,

/s/ Ledgewood

LEDGEWOOD
A professional corporation

SCHEDULE I

Each entity listed below is either a partnership or disregarded entity for federal income tax purposes, except for entities designated as a qualified REIT subsidiary (QRS), taxable REIT subsidiary (TRS), real estate investment trust (REIT) or grantor trust.

156 William Leasing Manager, LLC, a Delaware limited liability company

444 Cedar Tower Member, LLC, a Delaware limited liability company

444 Cedar Tower Owner, LLC, a Delaware limited liability company

1437 7th Street Preferred Member, LLC, a Delaware limited liability company

1901 Newport Investor, LLC, a Delaware limited liability company

210-218 The Promenade North LLC, a California limited liability company

Apartments of Mandalay Bay, LLC, a Delaware limited liability company

Aslan Terrace, LLC, a Kentucky limited liability company

Augusta Apartments Nevada, LLC, a Delaware limited liability company

Balcones Club Apartments Holdings, LLC, a Delaware limited liability company

Balcones Club Apartments Investor, LLC, a Delaware limited liability company

Beachcomber Beach Resort Florida, LLC, a Delaware limited liability company

Belle Creek IR Holdings, LLC, a Delaware limited liability company

Boca Yamato, LLC, a Delaware limited liability company

Brandywine-Cherry Hill, Inc., a New Jersey corporation (QRS)

Brandywine-Willow Grove, Inc., a Pennsylvania corporation (QRS)

Briargate Class B Member, LLC, a Delaware limited liability company

Broadstone I Preferred, LLC, a Delaware limited liability company

Cardinal Motel Florida, LLC, a Delaware limited liability company

Cascades Townhomes and Apartments Holdco, LLC, a Delaware limited liability company

Castagna Capital I, LLC, a Delaware limited liability company

Centrepoint IR Holdings, LLC, a Delaware limited liability company

Centrepoint Member, LLC, a Delaware limited liability company

Coles Crossing GP Member, LLC, a Delaware limited liability company

Coles Crossing Preferred Member, LLC, a Delaware limited liability company

Colonial Parc Apartments Arkansas, LLC, a Delaware limited liability company

Colonial Parc Member, LLC, a Delaware limited liability company

Copper Mill IR Holdings, LLC, a Delaware limited liability company

Copper Mill Member, LLC, a Delaware limited liability company

Creekside Equity Partner, LLC, a Delaware limited liability company

Creekstone Colony Lakes Holdings, LLC, a Delaware limited liability company

Creekstone Colony Lakes Member, LLC, a Delaware limited liability company

Creekstone Colony Lakes, LLC, a Delaware limited liability company

Crestmont IR Holdings, LLC, a Delaware limited liability company

Crestmont Member, LLC, a Delaware limited liability company

RAIT Commercial, LLC, a Delaware limited liability company

Cumberland IR Holdings, LLC, a Delaware limited liability company

Cumberland Member, LLC, a Delaware limited liability company

Daytona Portfolio, LLC, a Delaware limited liability company

Del Aire Florida, LLC, a Delaware limited liability company

Desert Wind Arizona Owner, LLC, a Delaware limited liability company

Desert Wind Holdings, LLC, a Delaware limited liability company

Eagle Ridge Apartments California, LLC, a Delaware limited liability company

Eagle Ridge Apartments Solar, LLC, a Delaware limited liability company

Eagle Ridge Member, LLC, a Delaware limited liability company

Eagle Ridge, LLC, a Delaware limited liability company

Ellington Condo Acquisitions, LLC, a Delaware limited liability company

Ellington Condos Florida, LLC, a Delaware limited liability company

Ellington Development Florida, LLC, a Delaware limited liability company

Ellington Member, LLC, a Delaware limited liability company

Emerald Bay Apartments Nevada, LLC, a Delaware limited liability company

Emerald Bay Manager, LLC, a Delaware limited liability company

Emerald Bay Member, LLC, a Delaware limited liability company

Executive Center Member, LLC, a Delaware limited liability company

Executive Center Wisconsin, LLC, a Delaware limited liability company

Four Resource Member, LLC, a Delaware limited liability company

Four Resource Square, LLC, a Delaware limited liability company

Global Insurance Advisors, LLC, a Delaware limited liability company

Governor’s Ridge Apartments Owner, LLC, a Delaware limited liability company

Grand Terrace Apartments California, LLC, a Delaware limited liability company

Grand Terrace Apartments Solar, LLC, a Delaware limited liability company

Grand Terrace Member, LLC, a Delaware limited liability company

Grand Terrace, LLC, a Delaware limited liability company

Heritage Trace IR Holdings, LLC, a Delaware limited liability company

Heritage Trace Member, LLC, a Delaware limited liability company

Holland Gardens Equity Partner, LLC, a Delaware limited liability company

Independence Mortgage Fund I OP Holder, LLC, a Delaware limited liability company

Independence Mortgage Fund I, LLC, a Delaware limited liability company

Independence Mortgage Fund I, LP, a Delaware limited partnership

Independence Mortgage Fund Manager, LLC, a Delaware limited liability company

Independence Mortgage Fund REIT I, Inc., a Delaware corporation (QRS)

Independence Mortgage Fund Sub I, Inc., a Delaware corporation (QRS)

Independence Mortgage Trust OP Holder, LLC, a Delaware limited liability company

Independence Mortgage Trust, Inc., a Delaware corporation (QRS)

Independence Mortgage Trust, LP, a Delaware limited partnership

Independence Realty Advisors, LLC, a Delaware limited liability company

Independence Realty Securities, LLC, a Delaware limited liability company

Independence Realty Trust, Inc., a Maryland corporation (REIT)

Inverness Preferred Member, LLC, a Delaware limited liability company

Jupiter Communities, LLC, a Delaware limited liability company

Knoxville Preferred Member, LLC, a Delaware limited liability company

Lafayette English Apartments, LP, a Texas limited partnership

Lafayette English GP, LLC, a Delaware limited liability company

Lafayette English Member, LLC, a Delaware limited liability company

Las Vistas Arizona Owner, LLC, a Delaware limited liability company

Las Vistas Holdings, LLC, a Delaware limited liability company

Lexington Mill Mississippi Member, LLC, a Delaware limited liability company

Lexington Mill Mississippi Owner, LLC, a Delaware limited liability company

Long Beach Promenade Holdings, LLC, a Delaware limited liability company

M&A Texas Balcones Club LLC, a Texas limited liability company

Madison Park Apartments Indiana, LLC, a Delaware limited liability company

Madison Park Member, LLC, a Delaware limited liability company

Mandalay Investor I, LLC, a Delaware limited liability company

Mandalay Investor II, LLC, a Delaware limited liability company

Mandalay Member, LLC, a Delaware limited liability company

Mandalay Owner Texas, LLC, a Delaware limited liability company

Mays Crossing Member, LLC, a Delaware limited liability company

McDowell Mountain Arizona, LLC, a Delaware limited liability company

McDowell Mountain Member LLC, a Delaware limited liability company

MC Phase II Leasehold, LLC, a Delaware limited liability company

MC Phase II Owner, LLC, a Delaware limited liability company

Meadows on Westbrook Investor, LLC, a Delaware limited liability company

MGS Gift Shop Florida, LLC, a Delaware limited liability company

Mineral Center Colorado, LLC, a Delaware limited liability company

Mineral Center Member, LLC, a Delaware limited liability company

Murrells Retail Associates, LLC, a Delaware limited liability company

Murrells Retail Holdings, LLC, a Delaware limited liability company

New Stonecrest Preferred, LLC, a Delaware limited liability company

Oyster Point Apartments Virginia, LLC, a Delaware limited liability company

Oyster Point Member, LLC, a Delaware limited liability company

Penny Lane Arizona Owner, LLC, a Delaware limited liability company

Penny Lane Holdings, LLC, a Delaware limited liability company

Pinecrest Member, LLC, a Delaware limited liability company

PlazAmericas Mall Texas, LLC, a Delaware limited liability company

PRG-RAIT Portfolio Manager, LLC, a Delaware limited liability company

PRG-RAIT Portfolio Member, LLC, a Delaware limited liability company

RAIT 2013-FL1, LLC, a Delaware limited liability company

RAIT Amarillo, LLC, a Delaware limited liability company

RAIT Aslan Terrace, LLC, a Delaware limited liability company

RAIT Asset Holdings, LLC, a Delaware limited liability company

RAIT Asset Holdings IV, LLC, a Delaware limited liability company

RAIT Asset Management, LLC, a Delaware limited liability company

RAIT Atria, LLC, a Delaware limited liability company

RAIT Broadstone, Inc. , a Delaware corporation (QRS)

RAIT Capital Corp., a Delaware corporation (QRS)

RAIT Capital Limited, an Ireland limited company (TRS)

RAIT CMBS Conduit I, LLC, a Delaware limited liability company

RAIT CMBS Conduit II, LLC, a Delaware limited liability company

RAIT Community Development Fund, LP, a Pennsylvania limited partnership

RAIT CRE CDO I, LLC, a Delaware limited liability company

RAIT CRE CDO I, Ltd., a Cayman Island exempted company (QRS)

RAIT CRE Conduit I, LLC, a Delaware limited liability company

RAIT CRE Conduit II, LLC, a Delaware limited liability company

RAIT CRE Holdings, LLC, a Delaware limited liability company

RAIT Equity Holdings I, LLC, a Delaware limited liability company

RAIT Executive Mews Manager I, Inc., a Delaware corporation (QRS)

RAIT Executive Mews Manager II, Inc., a Delaware corporation (QRS)

RAIT Executive Mews Manager III, Inc., a Delaware corporation (QRS)

RAIT Funding, LLC, a Delaware limited liability company (TRS)

RAIT General, Inc., a Maryland corporation (QRS)

RAIT Jupiter Holdings, LLC, a Delaware limited liability company (TRS)

RAIT Limited, Inc., a Maryland corporation (QRS)

RAIT Lincoln Court, LLC, a Delaware limited liability company

RAIT Loan Acquisitions I, LLC, a Delaware limited liability company

RAIT NTR Holdings, LLC, a Delaware limited liability company

RAIT Preferred Funding II, LLC, a Delaware limited liability company

RAIT Preferred Funding II, Ltd., a Cayman Island exempted company (QRS)

RAIT Preferred Holdings I, LLC, a Delaware limited liability company

RAIT Preferred Holdings II, LLC, a Delaware limited liability company

RAIT Quito-B, LLC, a Delaware limited liability company

RAIT Quito-C, LLC, a Delaware limited liability company

RAIT Reuss B Member, LLC, a Delaware limited liability company

RAIT Reuss C Member, LLC, a Delaware limited liability company

RAIT Reuss D Member, LLC, a Delaware limited liability company

RAIT Reuss Federal Plaza, LLC, a Delaware limited liability company

RAIT Reuss Member, LLC, a Delaware limited liability company

RAIT Rutherford A, LLC, a Delaware limited liability company

RAIT Sabel Key Manager, Inc., a Delaware corporation (QRS)

RAIT Sharpstown TRS, LLC, a Delaware limited liability company

RAIT Stonecrest, LLC, a Delaware limited liability company

RAIT TRS, LLC, a Delaware limited liability company (TRS)

RAIT Urban Holdings, LLC, a Delaware limited liability company

RAIT-CVI III, LLC, a Delaware limited liability company

RAIT-PRG Member, LLC, a Delaware limited liability company

Regency Manor Florida Owner, LLC, a Delaware limited liability company

Regency Manor Member, LLC, a Delaware limited liability company

Regency Meadows Nevada Member, LLC, a Nevada limited liability company

Regency Meadows Nevada, LLC, a Nevada limited liability company

Regency Meadows, LLC, a Delaware limited liability company

REM-Cherry Hill, LLC, a New Jersey limited liability company

REM-Willow Grove, Inc., a Pennsylvania corporation (QRS)

REM-Willow Grove, L.P., a Pennsylvania limited partnership

Remington Florida Member, LLC, a Delaware limited liability company

Remington Florida, LLC, a Delaware limited liability company

River Park West Apartments Owner, LLC, a Delaware limited liability company

Rutherford Plaza A Member I, LLC, a Delaware limited liability company

Rutherford Plaza A Member II, LLC, a Delaware limited liability company

Rutherford Plaza A Member III, LLC, a Delaware limited liability company

Rutherford Plaza Manager, Inc., a Delaware corporation (QRS)

Rutherford Preferred, LLC, a Delaware limited liability company

Sandal Ridge Arizona Owner, LLC, a Delaware limited liability company

Sandal Ridge Holdings, LLC, a Delaware limited liability company

Saxony Inn Florida, LLC, a Delaware limited liability company

Sharpstown Member, LLC, a Delaware limited liability company

Silversmith Creek Florida Member, LLC, a Delaware limited liability company

Silversmith Creek Florida Owner, LLC, a Delaware limited liability company

Southgreen Apartments Indiana, LLC, a Delaware limited liability company

Southgreen Member, LLC, a Delaware limited liability company

South Plaza Center Owner, LLC, a Delaware limited liability company

South Plaza Member, LLC, a Delaware limited liability company

South Terrace Apartments North Carolina, LLC, a Delaware limited liability company

South Terrace Holdco MM, LLC, a Delaware limited liability company

South Terrace Holdco, LLC, a Delaware limited liability company

St. Pete Beach Holdings, LLC, a Delaware limited liability company

Sunny Shores Resort Florida, LLC, a Delaware limited liability company

Taberna Capital Management, LLC, a Delaware limited liability company (TRS)

Taberna Equity Funding, Ltd., a Cayman Island exempted company (TRS)

Taberna Funding Capital Trust I, a Delaware statutory trust (grantor trust)

Taberna Funding Capital Trust II, a Delaware statutory trust (grantor trust)

Taberna IR Holdings Member, LLC, a Delaware limited liability company

Taberna Preferred Funding VIII, Ltd., a Cayman Islands exempted company (TRS)

Taberna Preferred Funding IX, Ltd., a Cayman Islands exempted company (TRS)

Taberna Preferred Funding VIII, Inc., a Delaware corporation (TRS)

Taberna Preferred Funding IX, Inc., a Delaware corporation (TRS)

Taberna Realty Holdings Trust, Maryland business trust (QRS)

Taberna VII Equity Trust, LLC, a Delaware limited liability company

Taberna IX Equity Trust, LLC, a Delaware limited liability company

TI Shopping Center, LLC, a Delaware limited liability company

Tiffany Square, LLC , a Delaware limited liability company

Tiffany Square Member, LLC , a Delaware limited liability company

Trails at Northpoint Mississippi Member, LLC, a Delaware limited liability company

Trails at Northpoint Mississippi Owner, LLC, a Delaware limited liability company

Treasure Island Resort Florida, LLC, a Delaware limited liability company

Tresa At Arrowhead Member, LLC, a Delaware limited liability company

Tresa IR Holdings, LLC, a Delaware limited liability company

Tuscany Bay Apartments Florida, LLC, a Delaware limited liability company

Tuscany Bay Member, LLC, a Delaware limited liability company

Union Medical Campus Owner, LLC, a Delaware limited liability company

Union Medical Campus Member, LLC, a Delaware limited liability company

Ventura Florida Member, LLC, a Delaware limited liability company

Ventura Florida Owner, LLC, a Delaware limited liability company

Vista Lago Condos, LLC, a Delaware limited liability company

Vista Lago Member, LLC, a Delaware limited liability company

Willow Creek Apartments Investor, LLC, a Delaware limited liability company

Willows at Lone Mountain West, LLC, a Nevada limited liability company

Willows Member, LLC, a Delaware limited liability company

Yamato Investor I, LLC, a Delaware limited liability company

Yamato Investor II, LLC, a Delaware limited liability company

Yamato Member, LLC, a Delaware limited liability company

SCHEDULE II

Each entity listed below is either a partnership or disregarded entity for U.S. federal income tax purposes, except for entities designated as a qualified REIT subsidiary (QRS), taxable REIT subsidiary (TRS), real estate investment trust (REIT) or grantor trust.

Berkshire II Cumberland, LLC, an Ohio limited liability company

Berkshire Square, LLC, an Ohio limited liability company

Berkshire Square Managing Member, LLC, a Delaware limited liability company

Independence Realty Operating Partnership, LP, a Delaware limited partnership

IRT Arbors Apartments Owner, LLC, a Delaware limited liability company

IRT Belle Creek Apartments Colorado, LLC, a Delaware limited liability company

IRT Centrepoint Arizona, LLC, a Delaware limited liability company

IRT Copper Mill Apartments Texas, LLC, a Delaware limited liability company

IRT Crestmont Apartments Georgia, LLC, a Delaware limited liability company

IRT Crossings Owner, LLC, a Delaware limited liability company

IRT Cumberland Glen Apartments Georgia, LLC, a Delaware limited liability company

IRT Eagle Ridge Apartments Member, LLC, a Delaware limited liability company

IRT Eagle Ridge Apartments Owner, LLC, a Delaware limited liability company

IRT Gables Apartments Owner, LLC, a Delaware limited liability company

IRT Heritage Trace Apartments Virginia, LLC, a Delaware limited liability company

IRT Limited Partner, LLC, a Delaware limited liability company

IRT OKC Portfolio Owner, LLC, a Delaware limited liability company

IRT OKC Portfolio Member, LLC, a Delaware limited liability company

IRT Tresa At Arrowhead Arizona, LLC, a Delaware limited liability company

IRT Runaway Bay Apartments, LLC, a Delaware limited liability company

King’s Landing LLC, a Delaware limited liability company